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                                  EXHIBIT 23.1

           CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT ACCOUNTANTS

The Board of Directors

    Lycos, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                   KPMG PEAT MARWICK LLP


Boston, Massachusetts
March 10, 1998